Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

In connection with the Annual Report of Ichargeit, Inc. (the “Company”) on Form 10-KSB for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report’), I, Jim Carroll, Chief Executive Officer of iChargeit, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of iChargeit.

/s/ James F. Carroll

James F. Carroll

Chief Executive Officer and Chief Financial Officer

April 16, 2007